Cimarex Energy Reports Fourth-Quarter and Full-Year 2010 Results

- Company announces 2010 fourth quarter net income of $117.6 million

- Record quarterly production of 605 million cubic feet equivalent per day

- Proved reserves increase 23% to 1.88 trillion cubic feet equivalent

DENVER, Feb. 16, 2011 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported fourth-quarter 2010 net income of $117.6 million, or $1.37 per diluted share.  This compares to fourth-quarter 2009 earnings of $104.6 million, or $1.23 per diluted share.

Fourth-quarter 2010 net income includes an unrealized non-cash loss on derivative instruments associated with 2011 oil hedges of $17.9 million after-tax, or $0.21 per share.

Oil, gas and natural gas liquids (NGLs) revenue in the fourth quarter of 2010 totaled $394.7 million, a 26% increase compared to $313.5 million in the same period of 2009.  Fourth-quarter 2010 cash flow from operations was $318.3 million versus $186.0 million a year ago(1).

The increase in fourth-quarter 2010 revenues is a result of greater production and higher realized oil prices.  Fourth-quarter 2010 production volumes averaged 604.5 million cubic feet equivalent (MMcfe) per day, a 29% increase over fourth-quarter 2009 output of 467.6 MMcfe per day.  The increase reflects solid drilling results in western Oklahoma, the Permian Basin and southeast Texas.  Fourth-quarter 2010 production volumes were 56% gas, 27% oil and 17% NGLs.

Fourth-quarter 2010 realized oil prices increased 13% to $82.33 per barrel. Gas prices fell 21% to $4.18 per thousand cubic feet (Mcf) as compared to the same period of 2009.

For the year-ended December 31, 2010, net income totaled $574.8 million, or $6.70 per diluted share, as compared to a loss of $311.9 million, or $3.82 per share, for 2009.  The 2009 loss was impacted by a $502 million ($6.15 per share) after-tax full-cost ceiling test write-down.

Full-year 2010 cash flow from operations totaled $1.19 billion versus $658.5 million for 2009
(1).

Proved Reserves

Year-end 2010 proved reserves grew 23% to 1.88 trillion cubic feet equivalent (Tcfe), up from 1.53 Tcfe at year-end 2009.  Proved reserves are 77% developed for both year-end 2010 and year-end 2009.  Reserves added from extensions, discoveries and revisions of previous estimates totaled 560.1 billion cubic feet equivalent (Bcfe), replacing 258% of production. Reserve additions were comprised of 66% oil and natural gas liquids and 34% gas, resulting in proved reserves going from 77% gas at year-end 2009 to 67% at year-end 2010.

Reserves added through extensions and discoveries totaled 411.7 Bcfe.  Revisions to previous estimates added 148.4 Bcfe which included 44.8 Bcfe from higher prices. Proved reserves at year-end 2010 include 499 Bcfe in the western Oklahoma, Cana-Woodford shale play, comprised of 297 Bcfe of proved developed and 202 Bcfe of proved undeveloped reserves.

	Gas	Oil	NGLs(2)	Total
	(Bcf)	(MBbl)	(MBbl)	(Bcfe)
Total proved reserves
Beginning of year	1,186.6	56,764	1,253	1,534.7
Revisions of previous estimates	(24.7)	3,279	25,588	148.4
Extensions & discoveries	216.3	14,133	18,419	411.7
Purchase of reserves	12.8	104	322	15.4
Production	(132.8)	(9,844)	(4,272)	(217.5)
Sales of properties	(4.0)	(780)	-	(8.7)
End of year	1,254.2	63,656	41,310	1,884.0

Proved developed reserves
Year-end 2009	865.7	52,636	1,253	1,189.0
Year-end 2010	911.9	60,231	31,051	1,459.6

	2010	2009	% Chg.
Pre-tax PV-10 ($ in millions) (3)	$3,616.6	$2,285.9	58%
Standardized Measure ($ in millions)	$2,515.3	$1,668.0	51%

Average prices used in Standardized Measure (4)
Gas price per Mcf	$4.12	$3.56	16%
Oil price per barrel	$75.35	$57.58	31%
NGL price per barrel	$33.89	$28.54	19%

2011 Outlook

First-quarter 2011 production is projected to range between 582-602 MMcfe/d, which has been negatively impacted by 10-15 MMcfe/d from weather related down time.  Full-year 2011 production is projected to be in the range of 615-645 MMcfe/d.

Full-year 2011 exploration and development (E&D) capital investment is expected to be principally funded from cash flow.  At the present time, based on current market prices and service costs, we would expect that 2011 capital expenditures may range from $1.2-$1.4 billion.  We have a large inventory of drilling opportunities and limited lease expirations.

An approximate break down of the mid-point of our potential 2011 E&D capital investment and actual 2010 by region is provided below.

($ in millions)	2011 E&D Estimate		2010 E&D___
Permian	$ 710	55%	$ 419	42%
Mid-Continent	490	38%	451	45%
Gulf Coast	95	7%	116	12%
Western/Other	5	0%	13	1%
	$1,300	100%	$ 999	100%

Expenses for 2011 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$0.95 - $1.15
Transportation expense	0.22 - 0.27
DD&A and ARO accretion	1.65 - 1.80
General and administrative expense	0.22 - 0.28
Taxes other than income (% of oil and gas revenue)	7.5% - 8.5%

Other

Cimarex has oil and natural gas contracts for January through December 2011.  The following table summarizes the current commodity hedge position:

Natural Gas Contracts

				Weighted Average
Period	Type	Volume (5)	Index(6)	Swap Price
Jan 11 – Dec 11	Swap	20,000	PEPL	$5.05

Oil Contracts

				Weighted Average Price
Period	Type	Volume (5)	Index(6)	Floor	Ceiling
Jan 11 – Dec 11	Collar	12,000	WTI	$65.00	$105.44

Cimarex accounts for these commodity contracts using the mark-to-market (through income) accounting method.  Fourth-quarter 2010 net cash settlements, or realized gain, for natural gas and oil hedge contracts were $20.8 million, which was offset by $29.1 million of non-cash unrealized mark-to-market losses, for a net loss of $8.2 million.

Long-term debt at December 31, 2010 was $350 million. Debt to total capitalization ratio at quarter-end was 12% (7).

Exploration and Development Activity

Cimarex's drilling activities are conducted within three main areas:  Permian Basin, Mid-Continent and Gulf Coast.  Permian activity is currently primarily directed to the Delaware Basin of southeast New Mexico and West Texas.  Majority of Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale and Texas Panhandle Granite Wash.  Gulf Coast operations are currently focused in southeast Texas, near Beaumont.

Cimarex drilled and completed 219 gross (129 net) wells during 2010, investing $999 million on E&D.  Of total expenditures, 45% were invested in projects located in the Mid-Continent area; 42% in the Permian Basin; and 12% in the Gulf Coast.

Wells Drilled and Completed by Region

	Fourth Quarter		Year Ended
	2010	2009	2010	2009
Gross wells
Permian Basin	31	22	92	49
Mid-Continent	34	11	114	51
Gulf Coast	1	5	11	9
Other	1	-	2	1
	67	38	219	110
Net wells
Permian Basin	27	9	74	36
Mid-Continent	9	7	44	22
Gulf Coast	1	4	10	8
Other	-	-	1	1
	37	20	129	67

% Gross wells completed as producers	99%	95%	95%	93%

At year-end 24 net wells were drilled and awaiting completion: 13 Mid-Continent, ten Permian Basin and one Gulf Coast.  Cimarex currently has 23 operated rigs running; 12 in the Permian Basin, ten in the Mid-Continent, and one in southeast Texas Gulf Coast.

Permian Basin

Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Abo and Paddock formations.

Recent notable horizontal Bone Spring wells brought on production (30-day gross average) this quarter include the Howard 33-22 3H (100% working interest) at 980 barrels equivalent per day (Boe/d), Crescent Hale 1 Fed 1H (100% working interest) at 940 Boe/d, Fields 33-27 1H (100% working interest) at 820 Boe/d and the Mallon 34 Fed 18H (84% working interest) at 670 Boe/d.

Cimarex is also evaluating multiple shale intervals in the Delaware Basin including the Wolfcamp, Avalon and Cisco/Canyon.  In southern Eddy County New Mexico and Culberson County Texas, Cimarex has drilled seven horizontal Wolfcamp shale wells.   Thirty-day average initial production on these wells averaged 6.3 MMcfe/d, comprised of 3.1 MMcf/d of gas, 188 barrels per day of oil and 340 barrels per day of NGLs.  The wells had an average lateral length of 3,800'. Cimarex's working interest in this area is generally greater than 75% with a completed well cost of $6.5-$7.0 million gross.

Mid-Continent

The majority of Cimarex's drilling occurred in the western Oklahoma Anadarko Basin, Cana-Woodford shale play and the Texas Panhandle Granite Wash.

In the western Oklahoma, Cana-Woodford shale play, Cimarex drilled and completed 86 gross (32.8 net) wells during 2010. At year-end 26 gross (10.2 net) wells were being completed or awaiting completion in this area.

Since Cana-Woodford drilling began in late 2007, Cimarex has participated in 189 gross (70.8 net) wells.  Of total wells, 143 gross (55 net) were on production at year-end and the remainder were either drilling or awaiting completion.  Fourth-quarter 2010 net Cana-Woodford production averaged 99.5 MMcfe/d (61% gas) versus the fourth-quarter 2009 average of 33 MMcfe/d.

Texas Panhandle drilling for 2010 totaled 14 gross (7.4 net) wells:  12 Granite Wash and two Morrow.

Gulf Coast

Gulf Coast drilling for 2010 was primarily near Beaumont in Jefferson County, Texas, where ten gross (9.3 net) Yegua/Cook Mountain wells were drilled.  The wells drilled were highly productive generating strong return on investment.  One rig is currently drilling near Beaumont.

Production by Region

Cimarex's average daily production by commodity and region is summarized below:

Production by region

	Fourth Quarter		Year Ended
	2010	2009	2010	2009
Gas (MMcf/d)
Permian Basin	72.0	72.0	71.5	78.9
Mid-Continent	195.8	178.8	194.1	187.8
Gulf Coast	72.4	77.7	97.3	54.2
Other	1.3	1.5	1.0	2.3
	341.5	330.0	363.9	323.2
NGLs (Mb/d)
Permian Basin	2.9	0.1	1.7	0.2
Mid-Continent	7.6	0.3	5.5	0.3
Gulf Coast	6.2	0.2	4.5	0.1
Other	-	-	-	-
	16.7	0.6	11.7	0.6
Oil (Mb/d)
Permian Basin	15.4	11.9	14.0	13.6
Mid-Continent	4.9	4.2	4.7	4.8
Gulf Coast	6.8	6.2	8.3	4.2
Other	-	-	-	0.1
	27.1	22.3	27.0	22.7
Total Equivalent (MMcfe/d)
Permian Basin	182.2	144.2	165.4	161.4
Mid-Continent	271.0	205.7	255.4	218.5
Gulf Coast	150.0	116.2	174.1	80.2
Other	1.3	1.5	1.0	2.8
	604.5	467.6	595.9	462.9

Conference call and web cast

Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time).  To access the live, interactive call, please dial (877) 789-9039 and reference call ID # 37309431 ten minutes before the scheduled start time.  A digital replay will be available for one week following the live broadcast at (800) 642-1687 and by using the conference ID #37309431.  The listen-only web cast of the call will be accessible via www.cimarex.com.

Investor Presentation

For more details on Cimarex's full-year 2010 financial and operating results, please refer to the year-end investor presentation available at www.cimarex.com on the Investor Relations-Presentation page.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

  Cash flow from operations is a non-GAAP financial measure.  See below for a reconciliation of the related amounts.
  Beginning in 2010, Cimarex began separately reporting NGL volumes. The determination of whether to record NGL volumes is based on where title transfer occurs. Ongoing contractual amendments together with increased gas production volumes with high NGL content have contributed to higher estimated NGL reserves.
  Pre-tax PV-10% is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP, as defined by the SEC.  Pre-tax PV-10% is comparable to the standardized measure, which is the most directly comparable GAAP financial measure.  Pre-tax PV-10% is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2010 and 2009, Cimarex's discounted future income taxes were $1,101.3 million and $617.9 million, respectively.  Cimarex's standardized measure of discounted future net cash flows was $2,515.3 million at year-end 2010 and $1,668 million at year-end 2009.  Cimarex believes pre-tax PV-10% is a useful measure for investors for evaluating the relative monetary significance of its oil and natural gas properties. Cimarex further believes investors may utilize its pre-tax PV-10% as a basis for comparison of the relative size and value of its reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. However, pre-tax PV-10% is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10% and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.
  Year end 2010 reserve estimates are based on trailing 12-month average prices of $4.38 per MMBtu of natural gas (Henry Hub) and $79.43 per barrel of oil (WTI).
  Gas volume in MMBtu per day and oil volume in barrels per day.
  PEPL refers to Panhandle Eastern Pipe Line, Tex/Ok Mid-Continent index as quoted in Platt's Inside FERC.  WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
  Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $350 million divided by long-term debt of $350 million plus stockholders' equity of $2,609.8 million.

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)
Net cash provided by operating activities	$243,764	$209,531	$1,130,432	$675,177
Change in operating assets
and liabilities	74,486	(23,484)	57,699	(16,696)

Cash flow from operations	$318,250	$186,047	$1,188,131	$658,481

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA*

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Total gas production - Mcf	31,418,250	30,363,066	132,813,364	117,967,685
Gas volume - Mcf per day	341,503	330,033	363,872	323,199
Gas price - per Mcf	$4.18	$5.30	$4.92	$4.12

Total oil production - barrels	2,496,635	2,052,410	9,843,743	8,278,455
Oil volume - barrels per day	27,137	22,309	26,969	22,681
Oil price - per barrel	$82.33	$72.93	$76.76	$56.63

Total NGL production - barrels	1,536,558	57,631	4,272,381	219,922
NGL volume - barrels per day	16,702	626	11,705	603
NGL price - per barrel	$37.59	$48.57	$34.91	$37.11

*  Increases in our 2010 production volumes primarily reflect positive drilling results in our western Oklahoma Cana-Woodford shale play, our Permian Basin oil programs and our Yegua/Cook Mountain play in southeast Texas. A portion of the changes also result from contractual terms whereby NGL volumes are recorded based on where title transfer occurs. As a consequence, reported gas and NGL volumes and prices between periods may not be comparable.

PROVED RESERVES BY REGION

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Mid-Continent	756.2	13,255	32,183	1,028.9
Permian Basin	238.5	47,103	6,677	561.2
Gulf Coast	48.8	3,262	2,450	83.1
Wyoming/Other	210.7	36	-	210.8
	1,254.2	63,656	41,310	1,884.0

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)
Acquisitions:
Proved	$1,415	$13,056	$15,220	$13,530
Unproved*	3,055	400	24,552	(9,915)
	4,470	13,456	39,772	3,615

Exploration and development:
Land and Seismic	16,207	14,394	128,283	48,466
Exploration and development	257,264	143,116	870,651	475,960
	273,471	157,510	998,934	524,426

Sale proceeds:
Proved*	38	(80,078)	(24,016)	(105,349)
Unproved	(302)	(1,025)	(4,219)	(4,059)
	(264)	(81,103)	(28,235)	(109,408)

	$277,677	$89,863	$1,010,471	$418,633

*  The negative amount in 2009 unproved acquisitions reflects purchase price adjustments related to an acreage acquisition in the fourth quarter of 2008. The positive amount in the fourth-quarter 2010 proved sales proceeds reflects purchase price adjustments related to a disposition in the second quarter of 2010.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)
Revenues:
Gas sales	$131,385	$161,010	$653,793	$485,448
Oil sales	205,560	149,689	755,618	468,833
NGL sales	57,760	2,799	149,151	8,162
Gas gathering, processing and other, net	13,324	15,298	55,121	47,351
	408,029	328,796	1,613,683	1,009,794
Costs and expenses:
Impairment of oil and gas properties	—	—	—	791,137
Depreciation, depletion, amortization and accretion	84,497	63,556	311,544	278,012
Production	54,666	39,088	194,015	178,215
Transportation	14,892	8,525	49,968	33,758
Gas gathering and processing	4,980	6,213	22,162	20,560
Taxes other than income	32,919	25,109	121,781	75,634
General and administrative	12,484	11,921	48,620	41,724
Stock compensation, net	3,341	2,423	12,353	9,254
(Gain) loss on derivative instruments, net	8,218	(4,554)	(62,696)	13,059
Other operating, net	2,254	5,169	4,575	24,263
	218,251	157,450	702,322	1,465,616

Operating income (loss)	189,778	171,346	911,361	(455,822)

Other (income) and expense:
Interest expense	7,283	7,913	29,764	34,590
Amortization of deferred financing costs	1,708	1,720	6,849	5,187
Capitalized interest	(7,247)	(7,178)	(29,215)	(23,408)
Gain on early extinguishment of debt	—	—	(3,776)	—
Other, net	(3,202)	4,663	(5,992)	16,290

Income (loss) before income tax	191,236	164,228	913,731	(488,481)
Income tax expense (benefit)	73,651	59,583	338,949	(176,538)
Net income (loss)	$117,585	$104,645	$574,782	$(311,943)

Earnings (loss) per share to common stockholders:

Basic	$1.38	$1.24	$6.74	$(3.82)
Diluted	$1.37	$1.23	$6.70	$(3.82)

Dividends per share	$0.08	$0.06	$0.32	$0.24

Shares attributable to common stockholders:
Unrestricted common shares outstanding	83,335	81,815	83,335	81,815
Diluted common shares	83,758	82,562	83,787	81,815

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	85,330	84,192	85,330	84,192
Fully diluted shares	85,752	84,939	85,782	84,192

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$117,585	$104,645	$574,782	$(311,943)
Adjustment to reconcile net income (loss) to net cash
provided by operating activities:
Impairments and other valuation losses	—	1,224	—	806,039
Depreciation, depletion, amortization and accretion	84,497	63,556	311,544	278,012
Deferred income taxes	78,934	55,832	292,612	(164,760)
Stock compensation, net	3,341	2,423	12,353	9,254
Derivative instruments, net	29,058	(6,704)	(10,598)	14,453
Changes in non-current assets and liabilities	2,265	(39,725)	12,772	8,948
Amortization of deferred financing costs
and other, net	2,570	4,796	(5,334)	18,478
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(79,022)	(54,163)	(83,386)	29,881
Decrease in other current assets	34,219	32,490	34,250	49,894
Increase (decrease) in accounts payable and
accrued liabilities	(29,683)	45,157	(8,563)	(63,079)
Net cash provided by operating activities	243,764	209,531	1,130,432	675,177
Cash flows from investing activities:
Oil and gas expenditures	(268,215)	(145,200)	(959,751)	(535,308)
Sales of oil and gas and other assets	429	81,179	34,075	119,735
Sales of short-term investments	—	—	—	3,328
Other expenditures	(12,941)	(10,718)	(51,882)	(31,849)
Net cash used in investing activities	(280,727)	(74,739)	(977,558)	(444,094)
Cash flows from financing activities:
Net decrease in bank debt	—	(131,000)	(25,000)	(195,000)
Decrease in other long-term debt	—	—	(19,450)	—
Financing costs incurred	—	(6)	(101)	(18,001)
Dividends paid	(6,837)	(5,049)	(25,499)	(20,172)
Issuance of common stock and other	9,830	845	28,758	3,421
Net cash provided by (used in)
financing activities	2,993	(135,210)	(41,292)	(229,752)
Net change in cash and cash equivalents	(33,970)	(418)	111,582	1,331
Cash and cash equivalents at beginning of period	148,096	2,962	2,544	1,213
Cash and cash equivalents at end of period	$114,126	$2,544	$114,126	$2,544

CONDENSED BALANCE SHEETS (unaudited)

	December 31,	December 31,
Assets	2010	2009
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$114,126	$2,544
Restricted cash	699	593
Receivables, net	310,968	227,896
Oil and gas well equipment and supplies	81,871	145,153
Deferred income taxes	4,293	15,837
Derivative instruments	5,731	1,238
Other current assets	44,079	13,997
Total current assets	561,767	407,258
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	8,421,768	7,549,861
Unproved properties and properties under development,
not being amortized	547,609	399,724
	8,969,377	7,949,585
Less – accumulated depreciation, depletion and amortization	(6,047,019)	(5,764,669)
Net oil and gas properties	2,922,358	2,184,916
Fixed assets, net	156,579	127,237
Goodwill	691,432	691,432
Other assets, net	26,111	33,694
	$4,358,247	$3,444,537
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,242	$30,214
Accrued liabilities	320,989	235,815
Derivative instruments	9,587	13,902
Revenue payable	134,495	108,832
Total current liabilities	512,313	388,763
Long-term debt	350,000	392,793
Deferred income taxes	619,040	348,897
Other liabilities	267,062	275,978
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
85,234,721 and 83,541,995 shares issued, respectively	852	835
Paid-in capital	1,883,065	1,859,255
Retained earnings	725,651	178,035
Accumulated other comprehensive income (loss)	264	(19)
	2,609,832	2,038,106
	$4,358,247	$3,444,537

CONTACT:  Mark Burford, Vice President – Capital Markets and Planning of Cimarex Energy Co., +1-303-295-3995